SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         June 20, 2006

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

0-2429	Gulf Power Company (A Florida Corporation) One Energy Place Pensacola, Florida 32520 (850) 444-6111	59-0276810

The address of the registrant has not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

See MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “PSC Matters – Storm Damage Cost Recovery” of Gulf Power Company (“Gulf Power”) in Item 7 and Note 3 to the financial statements of Gulf Power under “Retail Regulatory Matters – Storm Damage Cost Recovery” in Item 8 of Gulf Power’s Annual Report on Form 10-K for the year ended December 31, 2005. Also, see MANAGEMENT’S DISCUSSION AND ANALYSIS – FUTURE EARNINGS POTENTIAL – “FERC and Florida PSC Matters – Storm Damage Cost Recovery” of Gulf Power in its Quarterly Report on Form 10-Q for the quarter ended March 31, 2006.

On June 20, 2006, the Florida Public Service Commission (the “Florida PSC”) approved a Stipulation and Settlement Agreement filed by Gulf Power, the Office of Public Counsel for the State of Florida, the Florida Industrial Power Users Group, the Florida Retail Federation and the AARP on May 11, 2006 (the “Stipulation”). The Stipulation is designed to resolve all matters relating to Gulf Power’s request to the Florida PSC for recovery of incurred costs for storm-recovery activities associated with Hurricane Dennis and Hurricane Katrina and the replenishment of Gulf Power’s depleted reserve for property damage (the “Reserve”) and is in lieu of Gulf's request for permission to issue $87.2 million in securitized storm-recovery bonds. The Stipulation provides for an extension of the storm-recovery surcharge currently being collected by Gulf Power that was scheduled to expire following the last billing cycle in March 2007. Through the Stipulation, Gulf Power will continue to collect the existing storm-recovery surcharge through the last billing cycle in June 2009.

Under the terms of the Stipulation, the additional funds resulting from the extension of the current surcharge will first be credited to the unrecovered balance of storm-recovery costs associated with Hurricane Ivan until these costs have been fully recovered and thereafter will be credited to the Reserve for recovery of the retail portion of the storm-recovery costs associated with Hurricanes Dennis and Katrina of $53.3 million that were previously charged to the Reserve. Pursuant to the Stipulation, if revenues received by Gulf Power through the extension of the storm-recovery surcharge exceed the storm-recovery costs associated with Hurricanes Dennis and Katrina, the excess revenues will be credited to the Reserve. The annual accrual to the Reserve of $3.5 million included in Gulf Power’s base rate revenues and Gulf Power’s limited discretionary authority to make additional accruals to the Reserve will continue as previously approved by the Florida PSC. As part of the March 2005 agreement regarding Hurricane Ivan costs that established the existing surcharge, Gulf Power agreed that it would not seek any additional increase in its base rates and charges to become effective on or before March 1, 2007. The terms of the Stipulation do not alter or affect that portion of the prior agreement.

Under the Stipulation, with respect to future storms, if Gulf Power incurs cumulative costs for storm-recovery activities in excess of $10 million during any calendar year, Gulf Power will be permitted to implement, upon 30 days’ notice to its customers, an interim surcharge that would provide for the recovery, subject to refund, of up to 80% of the claimed costs for storm-recovery activities. The process for implementing the interim surcharge contemplates a streamlined petition and expedited review and approval by the Florida PSC. The interim surcharge would be in place pending the Florida PSC’s future consideration of Gulf Power’s subsequent petition for complete recovery of its claimed costs for storm-recovery activities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 23, 2006	GULF POWER COMPANY

By /s/Wayne Boston Wayne Boston Assistant Secretary